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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 2005, except Note 20, as to which the date is May 2, 2005, in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-120411) and related Prospectus of Vyteris Holdings (Nevada), Inc. for the registration of 12,960,174 shares of its common stock.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------

MetroPark, New Jersey
September  9, 2005



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